Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
MARCH 17, 2014

CHESAPEAKE FILES FORM 10 REGISTRATION STATEMENT FOR POSSIBLE
SPIN-OFF OF CHESAPEAKE OILFIELD SERVICES

OKLAHOMA CITY, MARCH 17, 2014 - Chesapeake Energy Corporation (NYSE:CHK) announced today that Chesapeake Oilfield Operating, L.L.C. (COO), its wholly owned subsidiary, has filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission. COO currently conducts the operations of Chesapeake’s oilfield services division, Chesapeake Oilfield Services (COS).

The Form 10 contains a preliminary information statement about the potential terms and conditions of a spin-off of COO to Chesapeake Energy Corporation shareholders. It also provides initial information regarding COO as a stand-alone company, including financial, business, risk factor and management information. Immediately prior to completion of the possible spin-off, COO will convert into a corporation and change its name to Seventy Seven Energy Inc. The Form 10 is available at sec.gov and cosus.com. Shareholders who want more complete information regarding the possible spin-off of COO, including the potential benefits and risks associated with the transaction, should consult the Form 10, which may be revised or updated in the future.

Chesapeake intends for the spin-off to be tax-free to its shareholders for U.S. federal income tax purposes, other than with respect to any cash received in lieu of fractional shares. To that end, Chesapeake has obtained a private letter ruling from the Internal Revenue Service and expects to obtain an opinion of tax counsel regarding the tax treatment of the spin-off.

Chesapeake has retained Morgan Stanley & Co. LLC as its financial advisor in connection with evaluating strategic alternatives for COS.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 10th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing, compression and oilfield services businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

The spin-off of COO is subject to satisfaction of several conditions, some of which are beyond our control, including SEC effectiveness of the Registration Statement on Form 10, market conditions, board approvals, consents, the continued effectiveness of the private letter ruling, regulatory review and approvals, among others. Even if these conditions are satisfied, there can be no assurance that the proposed separation will lead to a spin-off or any other transaction, or that if any transaction is pursued, that it will be consummated.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact that give our current expectations or forecasts of future events and include statements about the potential spin-off and the outlook for COO as a separate business, among others. Forward-looking statements are based upon Chesapeake management's expectations and beliefs concerning future events. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected. Although management believes the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Gary T. Clark, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154

will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For a description of certain factors that could negatively impact the oil and gas exploration and production business and the oilfield services business, and potentially a transaction to separate COO, see "Risk Factors" in the Registration Statement on Form 10, in Chesapeake's Annual Report on Form 10-K for the year ended December 31, 2013 and in COO’s Annual Report on Form 10-K for the year ended December 31, 2013. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release, except as required by applicable law.